UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2008

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800

Dallas, Texas  75231

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2008 Reddy Ice Holdings, Inc. (“Reddy Ice” or the “Company”) was notified by NYSE Regulations, Inc. that it is not in compliance with one of the continued listing standards of the New York Stock Exchange (the “NYSE”).

Reddy Ice is considered below criteria established by the NYSE because the Company’s total market capitalization has been less than $75 million over a consecutive 30 trading-day period and its last reported shareholders’ equity was less than $75 million.

In accordance with NYSE procedures, Reddy Ice has 45 days from the receipt of the notice to submit a plan to the NYSE demonstrating how it intends to comply with the NYSE’s continued listing standards within 18 months.  Upon receipt of the Company’s plan, the NYSE has 45 calendar days to review and determine whether the Company has made a reasonable demonstration of its ability to come into conformity with the relevant standards within the 18 month period. The NYSE will either accept the plan, at which time the Company will be subject to ongoing monitoring for compliance with this plan, or the NYSE will not accept the plan and the Company will be subject to suspension and delisting proceedings. As required by the NYSE’s rules, the Company plans to notify the NYSE within 10 business days of receipt of the non-compliance notice of the Company’s intent to submit a plan to remedy its non-compliance.

The Company’s common stock remains listed on the NYSE under the symbol “FRZ,” but will be assigned a “.BC” indicator by the NYSE to signify that the Company is not currently in compliance with the NYSE’s continued listing standards.  The Company is required to maintain compliance with other applicable NYSE continued listing requirements, including the minimum global market capitalization standard, which requires the Company to maintain an average global market capitalization of at least $25 million over a consecutive 30 trading-day period.  Failure to maintain compliance with this requirement would result in the NYSE promptly initiating suspension and delisting procedures.  On November 17, 2008, Reddy Ice’s common stock had a closing price of $1.17 per share, equating to a market capitalization of approximately $26 million.

On November 18, 2008, the Company issued a press release regarding its receipt of the notification from NYSE Regulations, Inc.  The press release is contained in Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits.

99.1†   Press Release, dated November 18, 2008.

†Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 18, 2008

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer

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